Bison Entertainment and Media Group
Unit 1501-2 15F Sino Plaza
255 Gloucester Road, Causeway Bay
Hong Kong F-4

June 29, 2020

Cinedigm Corp.
45 W. 36th St
7th Floor
New York, New York 10018

Bison Entertainment and Media Group ("Bison"), together with its affiliates, is a majority shareholder of the outstanding Class A common stock of Cinedigm Corp. (the "Company"). Bison is providing this letter in connection with your audit of the consolidated financial statements as and for the year ended March 31, 2020.

We affirm, as of the date of this letter, that Bison, in its capacity as majority shareholder, will continue to provide financial support to the Company, if necessary, for any operating cash shortfalls until July 2021.

Sincerely,

BISON ENTERTAINMENT AND MEDIA GROUP

By: ______________________
Name: Peixin Xu
Title: Director